EXECUTION COPY

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT, dated as of September 17, 2010 (this “Agreement”), is entered into by and among Discover Bank, a Delaware banking corporation (“Merger Buyer”), SLM Corporation, a Delaware corporation (“FFELP Buyer”, and together with Merger Buyer, the “Buyers”, and each, a “Buyer”), and Citibank, N.A., a national banking association (the “Majority Stockholder”).

W I T N E S S E T H:

WHEREAS, Merger Buyer, Academy Acquisition Corp., a wholly-owned Subsidiary of Merger Buyer, and The Student Loan Corporation, a Delaware corporation (the “Company”), are concurrently herewith executing an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”), providing for, among other things, the merger of Acquisition Sub with and into the Company (the “Merger”);

WHEREAS, FFELP Buyer, the Majority Stockholder, the Company and certain of their Affiliates are concurrently herewith entering into an Asset Purchase Agreement, dated as of the date hereof (as the same may be amended or otherwise modified from time to time in accordance with the terms thereof, the “Asset Purchase Agreement”), pursuant to which and subject to the terms and conditions thereof, FFELP Buyer has agreed to acquire certain assets, referred to in the Asset Purchase Agreement as the “Acquired Assets,” from the Company and its Subsidiaries (the “FFELP Transaction”);

WHEREAS, as a condition to Merger Buyer executing and delivering the Merger Agreement and FFELP Buyer executing and delivering the Asset Purchase Agreement, each Buyer is requiring that the Majority Stockholder enter into this Agreement to, among other things, vote (i) the shares of common stock, $0.01 par value per share, of the Company (“Company Common Stock”) owned by the Majority Stockholder, (ii) all shares of Company Common Stock issued or issuable in respect of securities exchangeable, exercisable or convertible into Company Common Stock, and (iii) any securities issued or exchanged with respect to such Company Common Stock upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of the Company or upon any other change in the Company’s capital structure, in each case whether now owned or hereafter acquired by the Majority Stockholder or any of its Subsidiaries (collectively, the “Securities”), in favor of the Merger Agreement, the Merger and the FFELP Transaction;

WHEREAS, as of the date hereof, the Majority Stockholder has the power to vote and dispose of 16,000,166 shares (the “Existing Shares”) of Company Common Stock, representing 80% of the outstanding shares of Company Common Stock as of the date hereof;

WHEREAS, Merger Buyer desires to enter into this Agreement in connection with its efforts to consummate the Merger; and

WHEREAS, FFELP Buyer desires to enter into this Agreement in connection with its efforts to consummate the FFELP Transaction.

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Definitions.  Terms that are used in this Agreement and are not defined herein shall have the respective meanings such terms have in the Merger Agreement or the Asset Purchase Agreement, as applicable.

2.           Certain Covenants.

2.1.           Lock-Up.  The Majority Stockholder hereby covenants and agrees that between the date hereof and the later of the Termination Date under the Merger Agreement  (as defined therein) and the Termination Date under the Asset Purchase Agreement (as defined therein), the Majority Stockholder will not (a) directly or indirectly, sell, transfer (whether by merger or otherwise by operation of law), assign, pledge, hypothecate, tender, encumber or otherwise dispose of or limit its right to vote the Securities, or agree to do any of the foregoing (each a “Transfer”) or (b) knowingly take any action that is, individually or in the aggregate, reasonably likely to delay, prevent or have an adverse effect on the Majority Stockholder’s ability to satisfy its obligations under this Agreement or any of the Merger Agreement, Asset Purchase Agreement or the CBNA Transaction Agreement (such agreements, the “Transaction Agreements”, and the transactions contemplated by the Transaction Agreements, the “Transactions”).  Notwithstanding the foregoing, in connection with any Transfer not involving or relating to any Competing Proposal (as such term is defined in either the Merger Agreement or the Asset Purchase Agreement, as applicable), the Majority Stockholder may Transfer any or all of the Securities to any wholly-owned Subsidiary of the Majority Stockholder; provided, however, that in any such case, prior to and as a condition to the effectiveness of such Transfer, each Person to which any of such Securities or any interest in any of such Securities is Transferred shall have executed and delivered to each Buyer a counterpart to this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement.

2.2.           Related Transactions.

(a)           Subject to the terms and conditions of the Transaction Agreements, the Majority Stockholder agrees to use its reasonable best efforts to, and to cause its Affiliates to use their respective reasonable best efforts to, consummate and make effective the Transactions as promptly as practicable and to cause the conditions to the closing of the Transactions set forth in the Transaction Agreements, respectively, to be satisfied, including the obtaining of all necessary actions or nonactions, consents, terminations or expirations of waiting periods and approvals from Governmental Authorities or other persons necessary in connection with the consummation of the Transactions.

(b)           Without the prior written consent of Merger Buyer and FFELP Buyer (such consent not to be unreasonably delayed, conditional or withheld), the Majority Stockholder shall not and shall not permit any of its Affiliates to (i) amend, modify or waive any provision of the Transaction Agreements in a manner adverse to Merger Buyer or FFELP Buyer or that would reasonably be expected to materially adversely affect the timing or the ability to consummate the Merger or the FFELP Transaction or (ii) terminate any Transaction Agreement by mutual consent.

(c)           The Majority Stockholder shall keep each Buyer informed on a reasonably current basis of any material changes in or developments with respect to the Transactions, including, subject to applicable Laws, furnishing promptly to each Buyer, upon becoming aware of such information, information concerning the status of and the progress towards closing the Transactions as each Buyer or its respective Representatives may reasonably request.

2.3.           No Solicitation.

(a)           From and after the date of this Agreement until the later of the Merger Buyer Termination Date and the FFELP Buyer Termination Date, except as provided in Section 2.3(b) below, the Majority Stockholder shall not, and shall cause its Affiliates and its and their Representatives not to, directly or indirectly:  (i) solicit, initiate, assist or knowingly facilitate or encourage the making of any Competing Proposal or any inquiry, offer or proposal that could reasonably be expected to lead to any Competing Proposal; (ii) enter into, engage or participate in, or continue any negotiations regarding any Competing Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to, any Competing Proposal; (iii) furnish to any person or group (other than the parties hereto and their respective Affiliates) any non-public information relating to the Company or any of its Subsidiaries; (iv) engage or participate in discussions with any person with respect to any Competing Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to any Competing Proposal; (iv) approve, endorse or recommend or propose publicly to approve, endorse or recommend any Competing Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to any Competing Proposal; or (v) approve, endorse or recommend or publicly announce an intention to approve, endorse or recommend, or enter into any letter of intent or similar document or any agreement, commitment or other Contract relating to any Competing Proposal or any inquiry, offer or proposal that could reasonably be expected to lead to, any Competing Proposal (other than the Transactions).

(b)           The Majority Stockholder shall, and shall cause its Affiliates and its and their Representatives to, immediately cease any existing solicitations, discussions or negotiations with any person with respect to any Competing Proposal, it being understood that the Majority Stockholder shall be permitted to continue discussions with Merger Buyer and FFELP Buyer with respect to the Transactions.

(c)           Notwithstanding any limitations set forth in this Agreement, if after the date hereof and prior to the receipt of the Requisite Stockholder Approval (as defined in the Merger Agreement) or the Seller Stockholder Approval (as defined in the Asset Purchase Agreement), the Company receives an unsolicited, bona fide written Competing Proposal that (i) did not result from a violation of (A) Section 6.6 of the Merger Agreement, (B) Section 10.4 of the Asset Purchase Agreement or (C) this Section 2.3 and (ii) the Company’s board of directors (upon the recommendation of the Special Committee) determines in good faith after consultation with the Company’s outside legal and financial advisors that such Competing Proposal constitutes or would reasonably be expected to result, after the taking of any of the actions referred to in clause (x), (y) or (z) below, in a Superior Proposal or an Alternate Superior Proposal (as each such term is defined in either the Merger Agreement or the Asset Purchase Agreement, as applicable), then the Majority Stockholder may, at any time prior to the receipt by the Company of the Requisite Stockholder Approval (as defined in the Merger Agreement) or the Seller Stockholder Approval (as defined in the Asset Purchase Agreement), take the following actions:  (x) furnish non-public information with respect to the Company and its Subsidiaries to the third party making such Competing Proposal, if, and only if, such information has been previously or is contemporaneously provided to Buyer and prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement with terms no less favorable in the aggregate to the third party than the Amended and Restated Confidentiality Agreement between FFELP Buyer and the Company, dated as of September 17, 2010, is to FFELP Buyer, (y) engage or participate in discussions or negotiations with such third party with respect to the Competing Proposal and (z) in the case of a Competing Proposal that constitutes or would reasonably be expected to result in an Alternate Superior Proposal, engage in discussions or negotiations with the Company, Merger Buyer and FFELP Buyer with respect to the Competing Proposal; provided, however, that as promptly as reasonably practicable following the Majority Stockholder taking such actions as described in clause (x), (y) or (z) above (and in any event within 24 hours), the Majority Stockholder shall provide written notice to each Buyer of such determination of the Board of Directors of the Company (upon the recommendation of the Special Committee) as provided for in clause (ii) above, the identity of the third party making such Competing Proposal and the terms and conditions of the Competing Proposal.  The Majority Stockholder shall keep each Buyer informed on a current basis of the status of any such discussions or negotiations, including any discussions or negotiations with the Company and the other Buyer.  The Majority Stockholder shall be permitted to engage in discussions and negotiations with the Company and each Buyer in connection with any Competing Proposal.

(d)           The Majority Stockholder shall advise each Buyer promptly upon (and in any event within 24 hours of) receipt of (i) any Competing Proposal or indication, inquiry, proposal or offer with respect to or that could reasonably be expected to lead to any Competing Proposal, (ii) any request for non-public information relating to the Company, and (iii) any inquiry or request for discussion or negotiation regarding a Competing Proposal, including in each case the identity of the person making any such Competing Proposal or indication, inquiry, offer or proposal, the material terms of any such Competing Proposal or indication, inquiry, offer or proposal and any material correspondence relating thereto.  The Majority Stockholder shall keep each Buyer informed on a current basis of any material changes to the terms of any such Competing Proposal or indication or inquiry.

2.4.           Standstill.  From and after the date of this Agreement until its termination in accordance with its terms, without the prior written consent of the Buyers, the Majority Stockholder shall not and shall instruct its Representatives not to, except pursuant to the terms of the CBNA Transaction Agreement: (a) in any manner, acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any assets or securities of the Company (or beneficial ownership thereof) or any rights or options to acquire any assets or securities of the Company (or beneficial ownership thereof); (b) propose to enter into, directly or indirectly, any merger or business combination involving the Company or any of its subsidiaries or divisions; (c) disclose any intention, plan, or arrangement inconsistent with the foregoing; or (d) advise, assist, or encourage any other Persons in connection with any of the foregoing.

2.5.           Certain Events.  This Agreement and the obligations hereunder will attach to the Securities and will be binding upon any person to which legal or beneficial ownership of any or all of the Securities passes, whether by operation of applicable Law or otherwise, including the Majority Stockholder’s successors or assigns.  This Agreement and the obligations hereunder will also attach to any additional shares of Company Common Stock or other Securities of the Company issued to or acquired by the Majority Stockholder or any Subsidiary after the date hereof.

2.6.           Voting Agreement.

(a)           The Majority Stockholder hereby irrevocably and unconditionally covenants and agrees that, during the Voting Period (as hereinafter defined), at any meeting of the stockholders of the Company (whether annual or special), however called, or at any adjournment or postponement thereof, or in any other circumstances (including an action by written consent) upon which a vote or other approval is sought, the Majority Stockholder shall:  (i) with respect to any vote relating to the Merger Agreement, the Asset Purchase Agreement or any other matter to be approved by the stockholders of the Company to facilitate any of the Transactions, to appear at such meeting or otherwise be counted as present thereat for the purpose of establishing a quorum and vote the Securities, in person or by proxy, in favor of the adoption of the Merger Agreement and the Asset Purchase Agreement and the approval of the Merger and the Transactions; (ii) vote (or cause to be voted), in person or by proxy, the Securities against (A) any extraordinary corporate transaction (other than the Transactions), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation, or sale or transfer of all or substantially all of the assets or securities of the Company or any of its Subsidiaries, (B) any amendment of the Company’s certificate of incorporation or by-laws, (C) any other proposal, action or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal, action or transaction would reasonably be expected to in any manner impede, frustrate, prevent or nullify the Merger Agreement, the Asset Purchase Agreement, any of the Ancillary Agreements or any of the Related Transaction Agreements or any of the Transactions, (D) any extraordinary dividend, distribution or recapitalization by the Company or change in capital structure of the Company (other than pursuant to the Transactions) and (E) any Competing Proposal (the matters described in the foregoing clauses (A) through (E) being referred to as “Competing Actions”); and (iii) not take any action by written consent to approve any Competing Action.  Notwithstanding the foregoing, (1) if the Board of Directors of the Company has effected (and not withdrawn) a Permitted Change of Recommendation with respect to the Merger Agreement and the Merger in accordance with the terms of Section 6.6(e)(i) of the Merger Agreement in response to an Alternate Superior Proposal (as defined in the Merger Agreement), then the obligation to vote as set forth in clause (a)(i) above with respect to the vote on the Merger Agreement and the Merger shall only apply to an aggregate number of Securities that is equal to exactly 40% of the total number of shares of Company Common Stock outstanding on the record date for such meeting or consent and the Majority Stockholder may vote the remaining Securities constituting 40% of the Company Common Stock outstanding on such record date in its sole discretion with respect to the vote on the Merger Agreement and the Merger and (2) if the Board of Directors of the Company has effected (and not withdrawn) a Permitted Change of Recommendation with respect to the Asset Purchase Agreement and the transactions contemplated by such agreement in accordance with the terms of Section 10.4(d) of the Asset Purchase Agreement in response to an Alternate Superior Proposal (as defined in the Asset Purchase Agreement) then the obligations to vote as set forth in clause (a)(i) above with respect to the vote on the Asset Purchase Agreement and the transactions contemplated by such agreement shall only apply to an aggregate number of Securities that is equal to exactly 40% of the total number of shares of Company Common Stock outstanding on the record date for such meeting or consent and the Majority Stockholder may vote the remaining Securities constituting 40% of the Company Common Stock on such record date in its sole discretion with respect to the vote on the Asset Purchase Agreement and the transactions contemplated by such agreement.  For purposes of this Agreement, “Voting Period” means the period commencing on the date hereof and ending on the termination of this Agreement.

(b)           The obligations of the Majority Stockholder specified in this Section 2.6 shall apply whether or not the Board of Directors of the Company (or any committee thereof) has effected a Change of Recommendation.  Any such vote shall be cast (or consent shall be given) by the Majority Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.

2.7.           Disclosure.  The Majority Stockholder hereby authorizes each Buyer to publish and disclose in any announcement or disclosure required by the SEC, the New York Stock Exchange or any other national securities exchange and, to the extent required by applicable Law, the Proxy Statement (including all documents and schedules filed with the SEC in connection therewith) and any other required filings under the Securities Act or the Exchange Act or otherwise required by Law, its identity and the nature of its commitments, arrangements and understandings under this Agreement.  Each Buyer hereby authorizes the Majority Stockholder to make such disclosure or filings as may be required by the SEC or the New York Stock Exchange or any other national securities exchange or the OTC Bulletin Board.

2.8.           Participation.

(a)           In the event that either (i) the Merger Agreement is terminated pursuant to Section 8.1(g) or 8.1(i) thereof or (ii) the Asset Purchase Agreement is terminated pursuant to Section 11.1(h) or 11.1(j) thereof, upon the consummation of the transaction contemplated by a Superior Proposal, the Majority Stockholder shall pay to each of Merger Buyer and FFELP Buyer a fee equal to 25% of the Majority Stockholder’s Profit from the sale or Transfer of any Securities pursuant to any Superior Proposal.

(b)           In the event that either (i) a termination fee is payable pursuant to Section 8.3(a)(i) of the Merger Agreement or (ii) a termination fee is payable pursuant to Section 11.3(a)(i) of the Asset Purchase Agreement, upon the consummation of any Qualifying Transaction, the Majority Stockholder shall pay to each of Merger Buyer and FFELP Buyer a fee equal to 25% of the Majority Stockholder’s Profit from the sale or Transfer of any Securities pursuant to any Qualifying Transaction entered into or consummated within 12 months of the termination of the Merger Agreement or the Asset Purchase Agreement, whichever is later.

(c)           Subject to the proviso in Section 2.8(d), in the event that the Merger Agreement is terminated pursuant to Section 8.1(d) thereof following a Permitted Change of Recommendation pursuant to Section 6.6(e) thereof in response to an Alternate Superior Proposal (as defined in the Merger Agreement), the Majority Stockholder shall pay to Merger Buyer a fee equal to 50% of the Majority Stockholder’s Profit from the sale or Transfer of any Securities pursuant to any transactions entered into or consummated by the Company within 12 months of such termination.

(d)           In the event that the Asset Purchase Agreement is terminated pursuant to Section 11.1(d) thereof following a Permitted Change of Recommendation pursuant to Section 10.4(e) thereof in response to an Alternate Superior Proposal (as defined in the Asset Purchase Agreement), the Majority Stockholder shall pay to FFELP Buyer a fee equal to 50% of the Majority Stockholder’s Profit from the sale or Transfer of any securities pursuant to any transactions entered into or consummated by the Company within 12 months of such termination; provided, however, that in the event that fees have become payable under both of Section 2.8(c) and this Section 2.8(d), then the amount of fees that shall be payable under each of such Sections shall be equal to 25% of the Majority Stockholder’s Profit.

(e)           Subject to the last proviso in Section 2.8(f), in the event that the Merger Agreement is terminated pursuant to Section 8.1(b) or 8.1(h) thereof as a result of the termination of or failure to close the CBNA Transaction, the Majority Stockholder shall pay to Merger Buyer a fee of $24 million, provided, however, that such fee shall not be payable if (i) any of the conditions set forth in Section 7.1(a) of the CBNA Transaction Agreement or Section 9.1(b), 9.1(c), 9.2(e), 9.2(g) or 9.3(h) of the Asset Purchase Agreement shall not have been satisfied and (ii) the Majority Stockholder is not in breach of Section 2.2(a) hereof.

(f)           In the event that the Asset Purchase Agreement is terminated pursuant to Sections 11.1(b) or 11.1(i) thereof as a result of the termination of or failure to close the CBNA Transaction, the Majority Stockholder shall pay to FFELP Buyer a fee of $24 million; provided, however, that such fee shall not be payable if (i) any of the conditions set forth in Section 7.1(a) of the CBNA Transaction Agreement or Section 7.1(b), 7.1(c) or 7.2(d) of the Merger Agreement shall not have been satisfied and (ii) the Majority Stockholder is not in breach of Section 2.2(a) hereof; provided, further, that in the event that fees have become payable under both of Section 2.8(e) and this Section 2.8(f), then the amount of fees that shall be payable under each of such Sections shall be $18 million.

(g)           In the event that the Merger Agreement is terminated pursuant to Section 8.1(b) or 8.1(h) thereof due to a willful breach by the Majority Stockholder of the Asset Purchase Agreement or any related documents, the Majority Stockholder shall pay to Merger Buyer a fee of $24 million.

(h)           Notwithstanding anything in this Agreement to the contrary:  (i) no fees shall be paid to the Merger Buyer pursuant to Section 2.8(e) or Section 2.8(g) hereof if such fees, together with any Company Termination Fee paid or payable pursuant to Merger Agreement, would exceed $24 million; and (ii) no fees shall be paid to FFELP Buyer pursuant to Section 2.8(f) hereof if such fees, together with any Seller Termination Fee paid or payable pursuant to the Asset Purchase Agreement, would exceed $24 million; provided, however, in no event will such amounts referenced in clause (i) and (ii) exceed in the aggregate $36 million.

(i)           For purposes of this Section 2.8, the “Majority Stockholder’s Profit” shall mean (A) the aggregate consideration for or on account of the Securities that were sold or otherwise Transferred as described in Section 2.8(a), (b), (c) or (d) including extraordinary distributions directly or indirectly made in connection with any transaction, valuing any non-cash consideration (including any residual interest in the Company) at its fair market value on the date of such consummation, less (B) the product of (x) $30 and (y) the number of Securities so sold or otherwise Transferred by the Majority Stockholder.

(j)           For purposes of this Section 2.8, the fair market value of any non-cash consideration consisting of: (i) securities listed on a national securities exchange (“Traded Securities”) shall be equal to the average closing price per share of such security as reported on the composite trading system of such exchange for the five trading days ending on the trading day immediately prior to the date of the value determination; and (ii) consideration which is other than cash or Traded Securities shall be determined by agreement of the Majority Stockholder and the Buyers, or if they cannot agree, a nationally recognized independent investment banking firm mutually agreed upon by the Buyers and the Majority Stockholder within ten Business Days of the event requiring selection of such banking firm; provided, however, that if the parties are unable to agree within two Business Days after the date of such event as to the investment banking firm, then the Buyers shall select one firm and the Majority Stockholder shall select another firm, and those firms shall select a third investment banking firm, which third firm shall make such determination; provided, further, that the fees and expenses of such investment banking firm shall be borne equally by Merger Buyer, FFELP Buyer and the Majority Stockholder.  The determination of the investment banking firm shall be binding upon the parties.

(k)           Any payment of profit under this Section 2.8 shall be paid, at Majority Stockholder’s election, either in cash or in the same proportion of cash and non-cash consideration as the aggregate consideration received by the Majority Stockholder in the consummation of the Superior Proposal.

3.           Representations and Warranties of Majority Stockholder.  The Majority Stockholder hereby represents and warrants to each Buyer, as of the date hereof, that:

3.1.           Ownership.  Majority Stockholder is the record and beneficial owner of the Securities, and the Securities constitute the Majority Stockholder’s entire interest in the outstanding capital stock of the Company.  The Securities are, and (except as otherwise permitted by this Agreement) prior to the Effective Time will be, Beneficially Owned and owned of record by the Majority Stockholder, free and clear of any Liens (except for those created by this Agreement).  As of the date hereof, the Majority Stockholder does not hold any options, warrants or other rights to purchase any Securities.  As of the date hereof, the Existing Shares constitute all of the shares of Company Common Stock Beneficially Owned or owned of record by the Majority Stockholder or any of its Affiliates.  The Majority Stockholder has and (except as otherwise expressly provided by this Agreement) will have at all times through the Effective Time sufficient rights and powers (i) over the voting and disposition of the Securities and (ii) to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Securities, with no other limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.  “Beneficial Ownership” by a person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).  The terms “Beneficial Owner” and “Beneficially Owned” shall have a correlative meaning.

3.2.           Organization.  The Majority Stockholder is a national banking association duly existing under the laws of the United States of America.

3.3.           Authorization.  The Majority Stockholder has all necessary power and authority to execute and deliver this Agreement and the Transaction Agreements, to perform its obligations hereunder and thereunder and to consummate the Transactions and the other transactions contemplated by this Agreement and the Transaction Agreements.  The execution and delivery of this Agreement and the Transaction Agreements by the Majority Stockholder and the consummation of the Transactions have been duly and validly authorized by all necessary action of the Majority Stockholder, and no other proceedings on the part of the Majority Stockholder are necessary to authorize the execution and delivery of this Agreement and the Transaction Agreements or to consummate the Transactions and the other transactions contemplated hereby and thereby.  This Agreement and the Transaction Agreements to which the Majority Stockholder is a party have been (or at the time of the Closing in the case of any ancillary agreements to be executed at Closing, will be) duly and validly executed and delivered by the Majority Stockholder and, assuming the due authorization, execution and delivery by the Buyers, the Company and any other parties hereto or thereto, as applicable, this Agreement and the Transaction Agreements constitute (or, at the time of Closing in the case of any ancillary agreements to be executed at Closing, will constitute), legal, valid and binding obligations of the Majority Stockholder, enforceable against the Majority Stockholder in accordance with their terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

3.4.           No Violation.

(a)           The execution, delivery and performance of this Agreement and the Transaction Agreements by the Majority Stockholder do not and will not, and the consummation by the Majority Stockholder of the Transactions will not, with or without notice or lapse of time, or both, (i) conflict with or violate the certificate of incorporation or by-laws (or equivalent organizational documents) of the Majority Stockholder or any of its Subsidiaries, (ii) conflict with or violate any Law applicable to the Majority Stockholder or any of its Subsidiaries or by which any property or asset of the Majority Stockholder or any of its Subsidiaries is bound or affected or (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of consent, termination, amendment, modification, acceleration, cancellation of, or any right of acceleration or cancellation or modification of any benefit or obligation under, or right to challenge any Contract to which the Majority Stockholder or any of its Subsidiaries is a party or otherwise, other than, in the case of clauses (ii) and  (iii) hereof, any such conflict, violation, breach, default, termination, amendment, acceleration, cancellation that are not, individually or in the aggregate, reasonably likely to delay, prevent or have a material adverse effect on the Majority Stockholder’s ability to satisfy its obligations under this Agreement or any of the Transaction Agreements.

(b)           The execution, delivery and performance of this Agreement and the Transaction Agreements by the Majority Stockholder do not and at the time of the Closing, will not, and the consummation by the Majority Stockholder of the Transactions will not, require any consent, approval, authorization, waiver or permit of, or filing or registration with or notification to, any Governmental Authority or any other person, including any trustee, any holder of, or holder of a beneficial interest in, note issued under a Securitization Indenture or any Rating Agency, except for applicable requirements of the Exchange Act, Blue Sky Laws, the HSR Act, any applicable non-U.S. competition, antitrust or investment Laws, filing and recordation of appropriate merger documents as required by the DGCL and except where failure to obtain such consents, approvals, authorizations, waivers or permits, or to make such filings or notifications that are not, individually or in the aggregate, reasonably likely to delay, prevent or have a material adverse effect on the Majority Stockholder’s ability to satisfy its obligations under this Agreement or any of the Transaction Agreements.

3.5.           No Proceedings.  No proceedings are pending which, if adversely determined, will, individually or in the aggregate, be reasonably likely to delay, prevent or have a material adverse effect on the Majority Stockholder’s ability to satisfy its obligations under this Agreement.  The Majority Stockholder has not previously assigned or sold any of the Securities to any third party.  The Majority Stockholder acknowledges that neither Buyer nor any Person on behalf of either of the Buyers has made or makes any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

3.6.           The Majority Stockholder Has Adequate Information.  The Majority Stockholder is a sophisticated seller with respect to the Securities and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Securities and has independently and without reliance upon either Buyer and based on such information as the Majority Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.  The Majority Stockholder acknowledges that the agreements contained herein with respect to the Securities by the Majority Stockholder are irrevocable prior to the Merger Buyer Termination Date or the FFELP Buyer Termination Date, as applicable.

4.           Representations and Warranties of Merger Buyer.  Merger Buyer hereby represents and warrants to the Majority Stockholder, as of the date hereof that:

4.1.           Authorization.  Merger Buyer has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery by Merger Buyer of this Agreement and the consummation by Merger Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Merger Buyer, and no other proceedings on the part of Merger Buyer are necessary to authorize the execution and delivery of this Agreement.

4.2.           No Violation.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) require Merger Buyer to file or register with, or obtain any permit, authorization, consent or approval of, any Governmental Authority or (b) violate, result in a default under, or conflict with contract, agreement or understanding or any applicable Law binding upon Merger Buyer, except for such violations, defaults or conflicts which are not, individually or in the aggregate, reasonably likely to delay, prevent or have a material adverse effect on Merger Buyer’s ability to satisfy its obligations under this Agreement.  No proceedings are pending which, if adversely determined, will, individually or in the aggregate, be reasonably likely to delay, prevent or have a material adverse effect on the Merger Buyer’s ability to satisfy its obligations under this Agreement.  The Merger Buyer acknowledges that neither the Majority Stockholder nor any Person on behalf of the Majority Stockholder has made or is making any representation or warranty, whether express or implied, or any kind or character except as expressly set forth in this Agreement or in any other Transaction Documents.

5.           Representations and Warranties of FFELP Buyer .  FFELP Buyer hereby represents and warrants to the Majority Stockholder, as of the date hereof that:

5.1.           Authorization.  FFELP Buyer has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery by FFELP Buyer of this Agreement and the consummation by FFELP Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of FFELP Buyer, and no other proceedings on the part of FFELP Buyer are necessary to authorize the execution and delivery of this Agreement.

5.2.           No Violation.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) require FFELP Buyer to file or register with, or obtain any permit, authorization, consent or approval of, any Governmental Authority or (b) violate, result in a default under, or conflict with contract, agreement or understanding or any applicable Law binding upon FFELP Buyer, except for such violations, defaults or conflicts which are not, individually or in the aggregate, reasonably likely to delay, prevent or have a material adverse effect on FFELP Buyer’s ability to satisfy its obligations under this Agreement.  No proceedings are pending which, if adversely determined, will, individually or in the aggregate, be reasonably likely to delay, prevent or have a material adverse effect on the FFELP Buyer’s ability to satisfy its obligations under this Agreement.  The FFELP Buyer acknowledges that neither the Majority Stockholder nor any Person on behalf of the Majority Stockholder has made or is making any representation or warranty, whether express or implied, or any kind or character except as expressly set forth in this Agreement or in any other Transaction Documents.

6.           Other Covenants.

(a)           The Majority Stockholder covenants that it will consummate the transactions contemplated by the CBNA Transaction Agreement when required to do so in accordance with the terms thereof.

(b)           If either (i) pursuant to Section 6.6(e) of the Merger Agreement, the Merger Buyer submits a revised proposal for the transactions contemplated by the Merger Agreement, either alone or in conjunction with a revised proposal by FFELP Buyer for the Asset Purchase Agreement or (ii) pursuant to Section 10.4(e) of the Asset Purchase Agreement, the FFELP Buyer submits a revised proposal for the transactions contemplated by the Asset Purchase Agreement, either alone or in conjunction with a revised proposal by Merger Buyer for the Merger Agreement (in the case of either (i) or (ii), a “Revised Proposal”), at the request of Merger Buyer and/or FFELP Buyer the Majority Stockholder will agree with the Company to complete the transactions contemplated by the CBNA Transaction Agreement on its existing terms in the event the Company enters into a definitive agreement with Merger Buyer and/or FFELP Buyer with respect to such Revised Proposal.

(c)           The parties agree that nothing in this Section 6 shall be construed to prevent any amendment to either the Merger Agreement in accordance with the terms of Section 8.4 thereof or the Asset Purchase Agreement in accordance with the terms of Section 11.4 thereof.

(d)           The Majority Stockholder agrees not to exercise any rights of appraisal or any dissenters’ rights that the Majority Stockholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Merger.

(e)           Until the Closing of the Merger under the Merger Agreement, each of the Majority Stockholder and the FFELP Buyer agrees that it will not, nor will any of its respective Affiliates, directly or indirectly acquire, offer or seek to acquire or enter into any agreement (including a letter of intent) to acquire all or any portion of the Acquired Assets (as defined in the Merger Agreement).  Until the closing of the transactions contemplated by the Asset Purchase Agreement, Merger Buyer agrees that it will not, nor will any of its Affiliates, directly or indirectly acquire, offer or seek to acquire or enter into any agreement (including a letter of intent) to acquire all or any portion of the Acquired Assets (as defined in the Asset Purchase Agreement).

7.           Survival of Representations and Warranties.  The representations and warranties contained herein shall survive the closing of the transactions contemplated hereby until the expiration of the applicable statute of limitations, including extensions thereof.

8.           Miscellaneous.

8.1.           Term.

(a)           Notwithstanding any other provision of this Agreement or any other agreement, solely with respect to the Merger Buyer, this Agreement and all rights and obligations of the Merger Buyer hereunder shall terminate and cease to have any force or effect upon the earlier of (i) the Closing under the Merger Agreement, (ii) any termination of the Merger Agreement or the Asset Purchase Agreement in accordance with their applicable terms, and (iii) the delivery of written notice of termination by the Majority Stockholder to Merger Buyer following any Fundamental Amendment (the earliest date, the “Merger Buyer Termination Date”); provided, however, that Section 2.8 shall survive.  For purposes of this Agreement, “Fundamental Amendment” means the execution by the Company, Merger Buyer and Acquisition Sub of an amendment to, or waiver by the Company, Merger Buyer or Acquisition Sub of any provision of, the Merger Agreement that:  (x)  reduces the amount of the Merger Consideration or changes the form of the Merger Consideration or (y) amends Article VII of the Merger Agreement in a manner that adversely affects the Majority Stockholder.

(b)           Notwithstanding any other provision of this Agreement or any other agreement, solely with respect to the FFELP Buyer, this Agreement and all rights and obligations of the FFELP Buyer hereunder shall terminate and cease to have any force or effect upon the earlier of (i) the Closing under the Asset Purchase Agreement and (ii) any termination of the Asset Purchase Agreement in accordance with their applicable terms (the earliest date, the “FFELP Buyer Termination Date”); provided, however, that Section 2.8 shall survive.

8.2.           Fiduciary Duties.  Notwithstanding anything in this Agreement to the contrary: (a) the Majority Stockholder makes no agreement or understanding herein in any capacity other than in the Majority Stockholder’s capacity as a record holder and beneficial owner of Securities, and (b) nothing herein will be construed to limit or affect any action or inaction by the Majority Stockholder or any Representative of the Majority Stockholder, as applicable, serving on the Company’s board of directors or on the board of directors of any Subsidiary of the Company or as an officer of the Company or any Subsidiary of the Company, acting in such Person’s capacity as a director or officer of the Company or any Subsidiary of the Company, and any such action shall not constitute a breach of this Agreement.

8.3.           Amendment and Waiver. This Agreement may be amended by mutual agreement of the parties and may not be amended except by an instrument in writing signed by the parties hereto; provided, however, that any amendment of this Agreement that adversely affects the shareholders of the Company (other than the Majority Stockholder) shall require the approval of the Special Committee of independent directors of the Company.  Subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any party contained herein or in any document delivered pursuant hereto, (c) waive compliance by any party with any agreement contained herein or (d) waive any condition to which its obligations are subject; provided, however, that no party may exercise its waiver rights with respect to another party hereto pursuant to this Section 8.3, without the consent of the remaining party (such consent not to be unreasonably withheld).  Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.  Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

8.4.           Costs and Expenses.  Except as contemplated by the Indemnification Agreement (as defined in the Merger Agreement or the Asset Purchase Agreement, as applicable), each party shall bear its own costs and expenses (including all legal, accounting, audit, due diligence and other out-of-pocket expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

8.5.           Binding Effect.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors and assigns.  The obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon each party’s respective successors and assigns, which shall include successors by operation of Law, such as by merger.

8.6.           Entire Agreement; No Third Party Beneficiaries.  This Agreement and the Transaction Agreements constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.7.           Assignments.  No party may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties; provided, however, that each Buyer may freely assign its rights to another direct or indirect wholly owned subsidiary of such Buyer without such prior written approval, but no such assignment shall relieve such Buyer of any of its obligations hereunder and provided, further, that the Majority Stockholder may assign its rights and obligations without such prior written approval in connection with a Transfer of Securities permitted under, and effected in compliance with, the second sentence of Section 2.1.  Any purported assignment requiring consent without such consent shall be void.

8.8.           Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts (including by facsimile, electronic mail or other means of electronic communication), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

8.9.           Notices, Etc.

(a)           Addresses for Notices.  All notices, demands, requests, consents and other communications provided for, or required to be given, in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail) and addressed to the party to be notified at their respective addresses set forth below:

if to Merger Buyer, to:

Discover Bank
12 Read’s Way
New Castle, Delaware 19720
Fax: 302-323-7393
Attention:      Mike Rickert

with copies to (which shall not constitute notice):

Discover Financial Services
2500 Lake Cook Road
Riverwoods, IL 60015
Fax: 224-405-4957
Attention:     Carlos Minetti

and

Discover Financial Services
2500 Lake Cook Road
Riverwoods, IL 60015
Fax: 224-405-4584
Attention:     Kelly McNamara Corley

and

Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
Fax: 312-853-7036
Attention:     Paul L. Choi
      Willis R. Buck, Jr.
                       Scott R. Williams

if to FFELP Buyer, to:

SLM Corporation
12061 Bluemont Way
Reston, VA  20190-5684
Fax:  703-984-6586
Attention:	Mark L. Heleen, Executive Vice President
and General Counsel

with a copy to:

Bingham McCutchen LLP
One Federal Street
Boston, MA  02110
Fax:  617-951-8736
Attention:  John R. Utzschneider

if to the Majority Stockholder, to:

Citigroup Inc.
399 Park Avenue
New York, NY 10022
Fax: 212-735-2000
Attention:         Michael S. Zuckert

with copies to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Fax: 212-735-2000
Attention:         William S. Rubenstein
                            Sean C. Doyle

The parties hereto may change their respective addresses for notices from time to time by written notice to the other parties hereto subject to written acknowledgment of receipt by each of the other parties hereto.

(b)           Effectiveness of Notices.  All notices, demands, requests, consents and other communications described in Section 8.9(a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when received in the mails and (iii) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in Section 8.9(a) above.

8.10.           Governing Law.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by, and construed in accordance with the Laws of the State of Delaware, without giving effect to any otherwise applicable choice or conflict of laws provision or rule.

8.11.           Further Assurances.  The parties to this Agreement agree to cooperate and to execute and deliver such instruments and take such further actions as any other party to this Agreement may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

8.12.           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY RELEASES, WAIVES AND RELINQUISHES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR CAUSE OF ACTION IN WHICH ANY OF THEM ARE PARTIES, WHICH IN ANY WAY (DIRECTLY OR INDIRECTLY) ARISES OUT OF, RESULTS FROM OR RELATES TO ANY OF THE FOLLOWING, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER BASED ON CONTRACT OR TORT OR ANY OTHER LEGAL BASIS:  (I) THIS AGREEMENT; (II) ANY PAST, PRESENT OR FUTURE ACT, OMISSION, CONDUCT OR ACTIVITY WITH RESPECT TO THIS AGREEMENT; (III) ANY TRANSACTION, EVENT OR OCCURRENCE CONTEMPLATED BY THIS AGREEMENT; (IV) THE PERFORMANCE OF ANY OBLIGATION OR THE EXERCISE OF ANY RIGHT UNDER THIS AGREEMENT; AND (V) THE ENFORCEMENT OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY.  EACH OF THE PARTIES HERETO HEREBY FURTHER AGREES THAT THIS AGREEMENT CONSTITUTES ITS WRITTEN CONSENT THAT TRIAL BY JURY SHALL BE WAIVED IN ANY SUCH CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR OTHER CAUSE OF ACTION AND AGREES THAT EACH OF THEM SHALL HAVE THE RIGHT AT ANY TIME TO FILE THIS AGREEMENT WITH THE CLERK OR JUDGE OF ANY COURT IN WHICH ANY SUCH CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR OTHER CAUSE OF ACTION MAY BE PENDING AS WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.

8.13.           Submission to Jurisdiction; Service of Process.

(a)           Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Chancery Court, or if such court shall not have jurisdiction, any federal or other state court of the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any such court.  Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)           Each party to this Agreement irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the Transactions, on behalf of itself or its property, by personal delivery of copies of such process to such party.  Nothing in this Section 8.13 shall affect the right of any party to serve legal process in any other manner permitted by Law.

8.14.           Section Titles and Interpretation.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section.  Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

8.15.           Relationship of Parties.  Nothing contained herein shall establish any fiduciary, partnership, joint venture or similar relationship between or among the parties hereto except to the extent otherwise expressly stated herein or therein.

8.16.           Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

8.17.           Specific Performance.  The parties hereby expressly acknowledge and agree that immediate, extensive and irreparable damage would result, no adequate remedy at law would exist and damages would be difficult to determine in the event that any provision of this Agreement is not performed in accordance with its specific terms or otherwise breached.  Therefore, in addition to, and not in limitation of, any other remedy available to any party, an aggrieved party under this Agreement would be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy.  Such remedies, and any and all other remedies provided for in this Agreement, shall, however, be cumulative in nature and not exclusive and shall be in addition to any other remedies whatsoever which any party may otherwise have.  Each of the parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties. Each of the parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief.  Each party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

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IN WITNESS WHEREOF, Merger Buyer, FFELP Buyer and the Majority Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

DISCOVER BANK

By: /s/ Michael F. Rickert
Name:   Michael F. Rickert
Title:  Vice President, Chief Financial Officer and Treasurer

SLM CORPORATION

By: /s/ Paul Mayer
Name: Paul Mayer
Title:  Senior Vice President

CITIBANK, N.A.

By:    /s/ Douglas Peterson
Name:  Douglas Peterson
Title:    Chief Operating Officer